Exhibit 10.2
SUPPORT AGREEMENT
     This SUPPORT AGREEMENT (this “Agreement”), is dated as of August 12, 2010, by and between Emergent BioSolutions Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of Trubion Pharmaceuticals, Inc., a Delaware corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, Parent, 35406 LLC, a Delaware limited liability company and wholly owned direct subsidiary of Parent (the “LLC”), 30333 Inc., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger dated as of August 12, 2010 (the “Merger Agreement”), pursuant to which the Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as an indirect subsidiary of Parent, and then merging with and into the LLC with the LLC being the surviving entity of the LLC Merger;
     WHEREAS, as a condition to Parent’s willingness to enter into and perform its obligations under the Merger Agreement, Parent has required that Stockholder agree, and Stockholder desires to agree (i) to vote, or cause to be voted, in person or by proxy all of the shares owned by Stockholder and subject to this Agreement as set forth in Column C of Annex A (the “Subject Shares”), in favor of (a) approval of the Merger and the other transactions contemplated by the Merger Agreement and the other agreements related thereto (the “Related Agreements”), and (b) any other matter that is required by applicable law or by any Governmental Entity to be approved by stockholders of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement and the Related Agreements, and against any Competing Transaction; (ii) to grant Parent a proxy to vote the Subject Shares on behalf and in the name of Stockholder; and (iii) to take the other actions, or to refrain from taking certain enumerated actions, each as further described herein;
     WHEREAS, Stockholder desires to express his support for the Merger and the other transactions contemplated by the Merger Agreement and the Related Agreements; and
     WHEREAS, Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Agreement to Vote; Non-Solicit; Irrevocable Proxy.
     1.1. Agreement to Vote. Subject to Section 1.4 below, Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (including, but not limited to, the special meeting of the Company’s stockholders to consider and vote upon the adoption and approval of the Merger Agreement and the Related Agreements and the transactions contemplated thereby (the “Special Meeting”)), however called, or any adjournment or postponement thereof, and in response to any request for any written consent of the stockholders of the Company, Stockholder shall be present (in person or by proxy) and vote (or cause to be voted) all of the Subject Shares (a) in favor of (i) approval of the Merger and the other transactions contemplated by the Merger Agreement and the Related Agreements, and approval of any other matter that is required by applicable law or by any Governmental Entity to be approved by the stockholders of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement and the Related Agreements; and (b) against (i) any other Competing Transaction, and (ii) any other action that could reasonably be expected to (A) impede, interfere with, delay, postpone or attempt to discourage or have the effect of discouraging the consummation of the Merger and the other transactions contemplated by the Merger Agreement and the Related Agreements, (B) constitute or result in a breach of any of the representations, warranties covenants, or other obligations or agreements of the Company under the Merger Agreement that would reasonably be expected to have a material adverse effect on the Company or (C) impair or adversely affect the ability of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement and the Related Agreements.
     1.2. Non-Solicit. Stockholder hereby agrees that, during the time this Agreement is in effect neither Stockholder nor any of Stockholder’s controlled affiliates or representatives (other than any such affiliate or representative who is a director of the Company) shall (a) solicit, initiate or intentionally encourage (including by way of providing information) the submission of any Competing Transaction or (ii) participate in any discussions or negotiations regarding, or take any other action to knowingly facilitate, induce or encourage the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, (b) approve or recommend, or publicly propose to resolve to approve or recommend, a Competing Transaction, (c) enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to a Competing Transaction, (d) enter into any agreement requiring the Stockholder to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by the Merger Agreement and the Related Agreements or (e) propose or agree to do any of the foregoing.
     1.3. Irrevocable Proxy. Solely with respect to the matters described in Section 1.1, and subject to Section 1.4 below, if Stockholder has not taken a Qualifying Action (as defined below) on or prior to the fifth (5th) Business Day prior to the Special Meeting (including any adjournments or postponements thereof) or any other meeting, date or event upon which stockholders of the Company will be asked to vote with respect to the matters described in Section 1.1 (such meeting, date or event, the “Voting Event”), Stockholder hereby irrevocably (to the fullest extent permitted by law and subject to the termination of this Agreement as set forth in Section 1.4) appoints Parent as its proxy with full power of substitution (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of all applicable provisions of the Delaware General Corporation Law) to vote in its discretion all Subject Shares owned by Stockholder beneficially and of record solely on the matters described in Section 1.1 effective from and after the third (3rd) Business Day prior to the Voting Event and until the date of the applicable Voting Event. Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. “Qualifying Action” means either (a) the delivery by Stockholder or the Company to Parent of a copy of such Stockholder’s duly executed and valid proxy (and any

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amendment of such proxy) with respect to the Special Meeting or other Voting Event, provided the votes reflected in such proxy or amendment thereof are consistent with Stockholder’s voting obligations under this Agreement with respect to the matter(s) in question or (b) the delivery by Stockholder to Parent of a written certificate signed by Stockholder certifying that Stockholder shall attend the Special Meeting or other Voting Event in person (if a meeting of stockholders) and vote the Subject Shares in accordance with Section 1.1 hereof, provided that in the event that a Qualifying Action is subsequently rescinded, revoked or modified in any manner inconsistent with the requirements of Section 1.1, or if Stockholder does not attend and vote as required hereunder at any Voting Event, Stockholder shall be deemed to have affirmed as of the time of the Voting Event the proxy with respect to the Subject Shares granted in this Section (notwithstanding any other action taken since the date hereof) and Parent (or its designee) shall be entitled to the proxy and vote the Subject Shares in its discretion at or in connection with the applicable Voting Event.
     1.4. Termination of Obligations and Covenants of Stockholder and Proxy. The obligations and covenants of the Stockholder pursuant to this agreement and the proxy granted to Parent herein with respect to the Subject Shares automatically shall terminate and be of no further force or effect from and after any termination of the Merger Agreement pursuant to the terms thereof.
     2. Representations and Warranties of Stockholders. Stockholder hereby represents and warrants to Parent as follows:
     2.1. Power; Due Authorization; Binding Agreement. Stockholder has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.
     2.2. Ownership of Shares. All Subject Shares (a) are, and will be as of the date of the Stockholders Meeting or any other applicable Voting Event, held free and clear of all liens and encumbrances, and (b) will not be subject to any proxies (other than pursuant to this Agreement) as of the date of the Special Meeting or any other applicable Voting Event. As of the date hereof, Stockholder has, and as of the date of the Special Meeting or other Voting Event will have (except as otherwise permitted or required by this Agreement), sole voting power and sole dispositive power with respect to all of the Subject Shares.
     2.3. No Conflicts. The execution and delivery of this Agreement by Stockholder does not, and the performance of the terms of this Agreement by Stockholder will not, (a) require Stockholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Entity, (b) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Stockholder or his properties and assets, (c) conflict with or violate any organizational document or any law applicable to Stockholder or pursuant to which any of his properties or assets are bound or (d) violate any other agreement to

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which Stockholder or any of his affiliates is a party including any voting agreement, stockholders agreement, irrevocable proxy or voting trust, except for any consent, approval, filing or notification which has been obtained as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, impair in any material respect Stockholder’s ability to perform his obligations under this Agreement or in any event impair Stockholder’s ability to perform his obligations under Section 1.1 hereof. Except for this Agreement, the Subject Shares are not, with respect to the voting or transfer thereof, subject to any other agreement or third party rights, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.
     2.4. Acknowledgment. Stockholder understands and acknowledges that Parent entered into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
     3. Certain Covenants of Stockholder. Stockholder hereby covenants and agrees with Parent as follows:
     3.1. Restriction on Transfer, Proxies and Non-Interference. Stockholder hereby agrees, while this Agreement is in effect, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding other than this Agreement with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Subject Shares, (b) grant any proxies or powers of attorney, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares (or attempt or purport to revoke or supersede the proxy granted to Parent hereunder), (c) take any action that reasonably could cause any representation or warranty of Stockholder contained herein to become untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder’s covenants or other obligations under this Agreement or (d) commit or agree to take any of the foregoing actions. Any transfer of any Subject Shares in violation of this provision shall be null and void. If any involuntary transfer of any of the Subject Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the earlier of (i) the date on which such restrictions, liabilities and rights terminate pursuant to this Agreement and (ii) a valid termination of this Agreement.
     3.2. No Limitations on Actions. Stockholder signs this Agreement solely in his capacity as the record and/or beneficial owner, as applicable, of the Subject Shares; nothing herein shall limit or affect the Company’s rights available at law or in equity in connection with the Merger Agreement.
     3.3. Further Assurances. From time to time, at the request of Parent and without further consideration, Stockholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably requested by Parent to effectuate or evidence the purpose and intent of this Agreement.

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     4. Miscellaneous.
     4.1. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.
     4.2. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.
     4.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by facsimile transmission or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:
If to Stockholder to:
See Annex A
with a copy (which shall not constitute notice) to:
Fenwick & West LLP (Seattle)
1191 Second Avenue, 10th Floor
Seattle, WA 98101
Attention:     Alan C. Smith, Esq.
Facsimile:     206.389.4511
If to Parent to:
Emergent BioSolutions Inc.
2273 Research Boulevard, Suite 400
Rockville, MD 20850
Attention:     General Counsel
Facsimile:     301.795.1899
with a copy (which shall not constitute notice) to:
Bingham McCutchen LLP
2020 K Street, NW
Washington, DC 20006
Attention:     Carl A. Valenstein, Esq.
Facsimile:     202.373.6448

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or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
     4.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF DELAWARE.
     4.5. Consent to Jurisdiction; Venue. Each of the Litigation Parties irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any Action arising out of or relating to this Agreement, and each of the Litigation Parties irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the Litigation Parties agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
     4.6. Waiver of Trial by Jury. EACH LITIGATION PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH LITIGATION PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH LITIGATION PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH LITIGATION PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER LITIGATION PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER LITIGATION PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH LITIGATION PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH LITIGATION PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH LITIGATION PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6.
     4.7. Remedies. The parties agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled under any applicable law or in equity.
     4.8. Counterparts. This Agreement may be executed by facsimile or PDF signature and in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same Agreement.

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     4.9. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     4.10. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa.
     4.9 Savings Clause. Notwithstanding anything to the contrary contained herein, in the event that the number of Subject Shares, when aggregated with the number of shares subject to other support agreements, by and between Parent and other holders of the voting stock of the Company (collectively, the “Other Support Agreements”) would exceed 35% of the voting power of the then-outstanding shares of capital stock of the Company, this Agreement shall be deemed to apply only to the maximum number of shares subject hereto as would not result in the total shares with voting power subject to this Agreement and the Other Support Agreements exceeding such 35% maximum amount, with any resulting adjustment in the amount of shares subject to this Agreement and the Other Support Agreements to be allocated pro rata among such agreements based on the relative number of shares subject to such agreements.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the date first above written.

“Parent”	“Stockholder”

Emergent BioSolutions Inc.		ARCH Venture Fund V, L.P.

By:		By:	ARCH Venture Partners V, L.P. Its: General Partner

	Name:	By:	ARCH Venture Partners V, L.L.C.
	Its:		Its: General Partner

By:
Name:
Its: Managing Director

ARCH V Entrepreneurs Fund V, L.P. By: ARCH Venture Partners V, L.P. Its: General Partner

By: ARCH Venture Partners V, L.L.C. Its: General Partner

By:
Name:
Its: Managing Director

Healthcare Focus Fund, L.P. By: ARCH Venture Partners V, L.P. Its: General Partner

By: ARCH Venture Partners V, L.L.C. Its: General Partner

By:
Name:
Its: Managing Director

     IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the date first above written.

“Parent”	“Stockholder”

Emergent BioSolutions Inc.		Frazier Affiliates IV, L.P.
By:		By:	FHM IV, LP
Its general partner

	Name:	By:	FHM IV, LLC
	Its:		Its general partner

By:
	Name:	Tom Hodge
Its:

Frazier Healthcare III, L.P. By: FHM III, LLC Its

By:
	Name:	Tom Hodge
Its:

Frazier Affiliates III, L.P. By: FHM III, LLC Its
By:
	Name:	Tom Hodge
Its:

     IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the date first above written.

“Parent”	“Stockholder”

Emergent BioSolutions Inc.		Venrock Partners, L.P.
By:		By:	Venrock Partners Management LLC, Its: General Partner

Name:
Its:

Venrock Associates IV, L.P. By: Venrock Management IV, LLC, Its: General Partner

Venrock Entrepreneurs Fund IV, L.P.

By: VEF Management IV, LLC, Its: General Partner

By:
	Name:	David L. Stepp
Its: Authorized Signatory

     IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the date first above written.

“Parent”	“Stockholder”

Emergent BioSolutions Inc.		Prospect Venture Partners II, L.P.

By:		By:	Prospect Management Co. II, LLC
	Name:		General Partner
Its:
By:
Name: David Markland
Its: Attorney-In-Fact

Prospect Associates II, L.P. By: Prospect Management Co. II, LLC General Partner

By:
	Name:	David Markland
Its: Attorney-In-Fact

Annex A

		C
A	B	Shares subject to
Stockholder	Shares Owned	this Agreement
ARCH Venture Fund V, L.P.	2,209,741	1,900,377
ARCH V Entrepreneurs Fund, L.P.	14,503	12,473
Healthcare Focus Fund, L.P.	132,802	114,210

TOTAL	2,357,046	2,027,060

Notice to:
ARCH Venture Partners
8725 W. Higgins Road, Suite 290
Chicago, IL 60631
Attn: Mark McDonnell
Facsimile: (773) 380-6606

Annex A

		C
A	B	Shares subject to
Stockholder	Shares Owned	this Agreement
Frazier Healthcare IV, LP	1,632,687	1,404,111
Frazier Affiliates IV, LP	8,291	7,130
Frazier Healthcare III, LP	592,505	509,554
Frazier Affiliates III, LP	4,457	3,833

TOTAL	2,237,940	1,924,628

Notice to:
Frazier Healthcare
601 Union Street, Suite 3300
Two Union Square
Seattle, WA 98101
Attn: Patrick Heron
Facsimile: (206) 621-1848

Annex A

		C
A	B	Shares subject to
Stockholder	Shares Owned	this Agreement
Venrock Associates IV, L.P.	1,512,111	1,300,415
Venrock Partners, L.P.	308,367	265,196
Venrock Entrepreneurs Fund IV, L.P.	37,154	31,953

TOTAL	1,857,632	1,597,564

Notice to:
Venrock
3340 Hillview Avenue
Palo Alto, CA 94304
Attn: David Stepp
Facsimile: (650) 561-9180

Annex A

		C
A	B	Shares subject to
Stockholder	Shares Owned	this Agreement
Prospect Venture Partners II, LP	1,829,765	1,573,598
Prospect Associates II, LP	27,866	23,965

TOTAL	1,857,631	1,597,563

Notice to:
Prospect Venture Partners
435 Tasso Street, Suite 200
Palo Alto, CA 94301
Attn: Dave Markland
Facsimile: (650) 324-8838